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                                                             EXHIBIT EX-99.g.1.v

                                 [JPMorgan LOGO]

ROBERT SNYDER
Vice President
Worldwide Securities Services

                                    AMENDMENT

August 14, 2006

The UBS Funds
One North Wacker Drive
Chicago, IL 60606

RE: AMENDMENT TO MULTIPLE SERVICES AGREEMENT EFFECTIVE MAY 9, 1997 SCHEDULES B1
    AND F TO REFLECT THE ADDITION OF SERIES, NAME CHANGES TO SERIES AND ELIMINATION OF SERIES

Dear Sirs:

     We refer to the Multiple Services Agreement effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company, which was succeeded by JPMorgan Chase Bank, and The UBS Funds.

     The parties hereby agree as follows:

     1. "Schedule B1 - List of Series of The UBS Funds as last amended on March 27, 2006" IS REPLACED in its entirety with "Schedule B1 - List of Series of The UBS Funds as last amended on August 14, 2006" attached hereto.

     2. "Schedule F - Fee Schedule for The UBS Funds as last amended on March 27, 2006" IS REPLACED in its entirety with "Schedule F - Fee Schedule for The UBS Funds as last amended on August 14, 2006," attached hereto.

     The MSA, as amended by this letter amendment, shall continue in full force and effect.

     Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Robert P. Snyder, Worldwide Security Services, JPMorgan Chase Bank, NA, 1 Chase Manhattan Plaza, 19th Floor, New York, NY 10005-1401.

                                        Very truly yours,

                                        JPMORGAN CHASE BANK


                                        By: /s/ Robert P. Snyder
                                            ------------------------------------
                                        Name: Robert P. Snyder
                                        Title: Vice President

Accepted and Agreed:

THE UBS FUNDS


By: /s/ Roseann Bubloski
    ---------------------------------
Name: Roseann Bubloski
Title: Assistant Treasurer

JPMorgan CHASE BANK, N.A. 1 Chase Manhattan Plaza, Floor 19, New York, NY 10005
                 Telephone: 212-552-0692 Facsimile: 212-552-0227
                          robert.p.snyder@jpmorgan.com

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ROBERT SNYDER
Vice President
Worldwide Securities Services

                                   SCHEDULE B1

                         LIST OF SERIES OF THE UBS FUNDS

                         AS LAST AMENDED AUGUST 14, 2006

UBS U.S. Bond Fund
UBS High Yield Fund
UBS U.S. Large Cap Equity Fund
UBS U.S. Large Cap Value Equity Fund
UBS U.S. Large Cap Growth Fund
UBS U.S. Small Cap Equity Fund
UBS U.S. Small Cap Growth Fund
UBS U.S. Real Estate Equity Fund
UBS Global Allocation Fund
UBS Global Equity Fund
UBS Global Bond Fund
UBS International Equity Fund
UBS Emerging Markets Debt Fund
UBS Emerging Markets Equity Fund
UBS Dynamic Alpha Fund
UBS Absolute Return Bond Fund
UBS U.S. Mid Cap Growth Equity Fund
UBS U.S. Equity Alpha Fund

JPMorgan CHASE BANK, N.A. 1 Chase Manhattan Plaza, Floor 19, New York, NY 10005
                 Telephone: 212-552-0692 Facsimile: 212-552-0227
                          robert.p.snyder@jpmorgan.com

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ROBERT SNYDER
Vice President
Worldwide Securities Services

                                   SCHEDULE F

                         FEE SCHEDULE FOR THE UBS FUNDS

                         AS LAST AMENDED AUGUST 14, 2006

               ACCOUNTING AND CUSTODY SERVICES ANNUAL FEE SCHEDULE

1. On an annual basis, 5.25 basis points of the average weekly U.S. assets of the Customer and 11.00 basis points of the average weekly non-U.S. assets of the Customer.

NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by UBS Global Asset Management (Americas) Inc. Fees are to be charged ONLY where actual non-UBS Global Asset Management (Americas) Inc.-sponsored investment company or series securities are held.

For purposes of this Schedule F, the "average weekly U.S. assets of the customer" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly non-U.S. assets of the customer" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant and custodian with the exception of the following.

JPMorgan CHASE BANK, N.A. 1 Chase Manhattan Plaza, Floor 19, New York, NY 10005
                 Telephone: 212-552-0692 Facsimile: 212-552-0227
                          robert.p.snyder@jpmorgan.com

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ROBERT SNYDER
Vice President
Worldwide Securities Services

                                   SCHEDULE F

                          as amended on August 14, 2006

The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

(1)  taxes;

(2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

(3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

(4)  EDGAR filing fees;

(5)  independent public accountants;

(6)  insurance premiums including fidelity bond premiums;

(7)  outside legal expenses;

(8)  costs of maintenance of corporate existence;

(9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

(10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

(11) trade association dues and expenses; and

(12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties. Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.

JPMorgan CHASE BANK, N.A. 1 Chase Manhattan Plaza, Floor 19, New York, NY 10005
                 Telephone: 212-552-0692 Facsimile: 212-552-0227
                          robert.p.snyder@jpmorgan.com